EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Victory Energy Corporation (the “Company”) on Form 10-KSB/A for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon Fullenkamp, Principal Executive Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.
The Report does not comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 due to its failure to report on management’s assessment of internal control over financial reporting, and

2.	The information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: November 20, 2008	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Principal Executive Officer and Principal Financial and Accounting Officer